ARTICLES OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                           HENNESSY MUTUAL FUNDS, INC.


     The undersigned  officer of Hennessy Mutual Funds, Inc., a corporation duly
organized  and  existing  under  the  Maryland  General   Corporation  law  (the
"Corporation "), does hereby certify:

     FIRST: That Article V of the Corporation's Articles of Incorporation is hereby amended to designate twenty-five billion (25,000,000,000) shares from the series previously known as the O'Shaughnessy Aggressive Growth Fund to a new series of the Corporation's common stock to be named the "Hennessy Focus 30 Fund", which shall consist of twenty-five billion (25,000,000,000) shares.

     SECOND: That Article V of the Corporation's Articles of Incorporation is hereby amended to remove designation of twenty-five billion (25,000,000,000) shares from the series previously known as the O'Shaughnessy Dogs of the MarketTM Fund.

     THIRD: That the amendment to the Corporation's Articles of Incorporation (the Amendment") was approved by a majority of the Board of Directors of the Corporation.

     FOURTH:  That the  Amendment is limited to changes  expressly  permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     IN WITNESS WHEREOF, the undersigned officer of the Corporation who executed the foregoing Articles of Amendment thereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, information and belief, the matters set forth herein are true in all material respects under the penalties for perjury.

         Dated this 13th day of May, 2003.


                                         HENNESSY MUTUAL FUNDS, INC.


                                By:      /s/ Neil J. Hennessy
                                          -------------------------
                                         Neil J. Hennessy, President



                                Attest:  /s/ Teresa M. Nilsen
                                          --------------------------
                                         Teresa M. Nilsen, Assistant Secretary